UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2024

Black Bird Biotech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52828	98-0521119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11961 Hilltop Road, Suite 22, Argyle, Texas 76226

(Address of principal executive offices, including zip code)

(833) 223-4204

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On March 1, 2024, four of the Directors of Black Bird Biotech, Inc., a Nevada corporation (the “Company’), entered into three separate Control Securities Purchase Agreements (the “Series A Agreements”) with Nelson W. Grist, with respect to the sale of their respective shares of Series A Preferred Stock of the Company to Mr. Grist. Upon the closing of the Series A Agreements, which is expected to occur on or after March 15, 2024. Mr. Grist will possess effective control of the Company. The Series A Agreements are as follows:

Name of Seller	Name of Purchaser	Securities Purchased	Consideration
Fabian G. Deneault	Nelson W. Grist	11,250 Shares of Series A Preferred Stock	$25,000, $12,500 in cash and $12,500 in the form of a promissory note.
William E. Sluss	Nelson W. Grist	1,000 Shares of Series A Preferred Stock	$25,000, $12,500 in cash and $12,500 in the form of a promissory note.
Newlan & Newlan, Ltd.(1)	Nelson W. Grist	11,250 Shares of Series A Preferred Stock	$25,000, $12,500 in cash and $12,500 in the form of a promissory note.

(1) Newlan & Newlan, Ltd. is a law firm owned by two of the Company’s Directors, L. A. Newlan, Jr. and Eric Newlan.

As a class, the Series A Preferred Stock possesses 66.67% voting power of the Company. Upon the closing of the Series A Agreements, Mr. Grist will own approximately 55.95% of the outstanding shares of the Series A Preferred Stock, or approximately 37.30% of the voting power of the Company. In addition, as a condition to the closing of the Series A Agreements, Mr. Grist, Fabian G. Deneault and Newlan & Newlan, Ltd. are to enter into an voting agreement as to the remaining 3,000 shares of Series A Preferred Stock owned by Mr. Deneault and Newlan & Newlan, Ltd. in favor of Mr. Grist. Thus, upon the closing of the Series A Agreements, Mr. Grist will possess approximately 46.83% of the voting control of the Company.

Upon the closing of the Series A Agreements, all of the current Directors of the Company, Fabian G. Deneault, William E. Sluss, L. A. Newlan, Jr., Eric Newlan and Jack Qin are expected to resign and appoint Nelson W. Grist as the Company’s then-Sole Director.

A complete description of the Series A Preferred Stock set forth in the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2022, and is incorporated by reference in this reference.

The foregoing descriptions of the Series A Agreements and the transactions contemplated thereby are qualified in their entireties by reference to the full text thereof, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, each of which is incorporated herein in its entirety by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 4, 2024, the Board of Directors of the Company appointed Nelson W. Grist as Chief Executive Officer.

Certain information regarding Mr. Grist’s background is set forth below:

Nelson W. Grist, 58, has, for the past 16 years, served as Chief Executive Officer and a Director of For the Earth Corp., a publicly-traded company (symbol: FTEG). From 2020 until January 2024, Mr. Grist served as Chief Executive Officer of Perk International Inc., a publicly-traded company (symbol: PRKI). Mr. Grist has extensive experience as a global CPG (customer packaged goods) and direct selling industry executive with progressive international leadership and general management experience across North America, Latin America, and Europe. He is a proven transformational leader, strategic thinker, and change agent, with a track record of creating shareholder value through profitable growth, brand development, performance improvement and team building. Mr. Grist’s experience also extends into the areas of P&L management, organizational design, consumer marketing, commercial capability enhancement, supply chain, talent development, and bringing cross-functional work groups together with a common goal to produce outstanding results.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Control Securities Purchase Agreement dated March 1, 2024, between Fabian G. Deneault and Nelson W. Grist
10.2	Control Securities Purchase Agreement dated March 1, 2024, between William E. Sluss and Nelson W. Grist
10.3	Control Securities Purchase Agreement dated March 1, 2024, between Newlan & Newlan, Ltd. and Nelson W. Grist
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

BLACK BIRD BIOTECH, INC.

Dated: March 5, 2024.	By:	/s/ Nelson W. Grist
Nelson W. Grist
Chief Executive Officer